EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports Second Quarter 2023 Results
•Housing and Infrastructure Products segment provided earnings stability
•Cash from operations of $555 million and free cash flow of $315 million
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced second quarter 2023 results.

SUMMARY FINANCIAL HIGHLIGHTS ($ in millions except per share data)

	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended June 30, 2022

Westlake Corporation
Net sales	$3,251	$3,356	$4,483
Income from operations	$396	$536	$1,175
Operating income margin	12%	16%	26%
Net income attributable to Westlake Corporation	$297	$394	$858
Diluted earnings per common share	$2.31	$3.05	$6.60
EBITDA	$690	$825	$1,456
EBITDA margin	21%	25%	32%

Performance and Essential Materials ("PEM") Segment
Net sales	$2,136	$2,349	$3,104
Income from operations	$215	$403	$965
Operating income margin	10%	17%	31%
EBITDA	$435	$615	$1,162
EBITDA margin	20%	26%	37%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,115	$1,007	$1,379
Income from operations	$190	$143	$236
Operating income margin	17%	14%	17%
EBITDA	$244	$205	$310
EBITDA margin	22%	20%	22%
i

BUSINESS HIGHLIGHTS
In the second quarter of 2023, Westlake achieved quarterly net sales of $3.3 billion, quarterly net income of $297 million and quarterly EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $690 million. Compared to the first quarter of 2023, our HIP segment benefited from a seasonal increase in residential construction demand and lower raw material costs that more than offset lower average selling prices. Infrastructure Products and Housing Products contributed to the HIP segment sequential volume growth helping to improve segment results. Meanwhile, soft global manufacturing and industrial activity drove lower PEM sales volumes and average selling prices, particularly for caustic soda and epoxy. PEM operating income and EBITDA were also impacted by unplanned outages. Overall, the improvement in HIP results were insufficient to offset the declines in PEM performance, resulting in lower net sales, net income and EBITDA compared to the first quarter of 2023.

Performance and Essential Materials average sales prices decreased 6% while Housing and Infrastructure Products average sales prices decreased 2% from the first quarter of 2023. Overall sales prices for the Company decreased 4% sequentially from the previous quarter. When compared to the second quarter of 2022, PEM average selling prices decreased 21% while HIP average selling prices were down slightly resulting in a 15% overall sales price decline for the Company.

Sales volumes for Performance and Essential Materials decreased 4% while Housing and Infrastructure Products sales volumes increased 13% from the first quarter of 2023. Overall sales volumes for the Company increased 1% sequentially from the previous quarter. When compared to the second quarter of 2022, PEM sales volumes decreased 10% while HIP sales volumes decreased 18% resulting in a 13% overall sales volume decline for the Company.

In the second quarter of 2023, PEM's EBITDA margin decreased to 20% from 26% in the first quarter of 2023 while HIP's EBITDA margin increased to 22% from 20% over the same period of time. When compared to the second quarter of 2022, PEM's EBITDA margin decreased to 20% from 37% while HIP's EBITDA margin was unchanged at 22%.
EXECUTIVE COMMENTARY
"Our second quarter of 2023 results reflected the continuing weakness in global manufacturing and industrial activity that began in the second half of 2022. We did not see a seasonal increase in Performance and Essential Materials demand in the Spring, which led to a continuation of the soft macroeconomic backdrop into the second quarter that combined with unplanned outages which drove sequential and year-over-year declines in our PEM segment EBITDA. Results in our HIP segment, while lower than the all-time record second quarter of 2022, provided stability to our overall earnings with sales volumes, operating income and EBITDA all improving from the first quarter of 2023 levels. The sequential sales volume improvement was widespread across Infrastructure Products and Housing Products," said Albert Chao, President and Chief Executive Officer.

"Looking ahead to the remainder of 2023, in our PEM segment we will focus on improving controllable costs and commercializing innovation that addresses customer sustainability challenges so that we will be well-positioned as market conditions improve. Meanwhile, in our HIP segment we believe that our diverse suite of product offerings with varied price points position us well to help our customers address homebuyer affordability concerns through substitution of materials. Finally, we continue to seek opportunities to redeploy our robust free cash flow and solid balance sheet in ways that enhance shareholder value."
RESULTS
Consolidated Results
For the three months ended June 30, 2023, the Company reported quarterly net income of $297 million, or $2.31 per share, on net sales of $3,251 million. The year-over-year decrease in net income of $561 million from the second quarter of 2022 was primarily due to lower average sales prices and integrated margins in Performance Materials and lower operating rates and sales volumes across almost all product categories. These factors were only partially offset by higher Essential Materials average sales prices.

Second quarter 2023 net income of $297 million decreased by $97 million compared to the first quarter of 2023. The sequential decrease in net income compared to the prior quarter was primarily due to lower average sales prices and margins in our PEM segment, which was only partially offset by higher sales volumes in our HIP segment.

EBITDA of $690 million for the second quarter of 2023 decreased by $766 million compared to second quarter 2022 EBITDA of $1,456 million. Second quarter 2023 EBITDA decreased by $135 million compared to first quarter 2023 EBITDA of $825 million. A reconciliation of EBITDA to net income, income from operations, and net cash provided by operating activities can be found in the financial schedules at the end of this press release.
Cash and Debt
Net cash provided by operating activities was $555 million for the second quarter of 2023. As of June 30, 2023, cash and cash equivalents were $2,677 million and total debt was $4,894 million. Capital expenditures in the second quarter of 2023 were $240 million. For the second quarter of 2023, free cash flow (net cash provided by operating activities less capital expenditures) was $315 million, a decrease of $368 million as compared to the second quarter of 2022, primarily due to lower net income. A reconciliation of free cash flow to net cash flow provided by operating activities can be found in the financial schedules at the end of this press release.
Performance and Essential Materials Segment
Performance and Essential Materials income from operations for the second quarter of 2023 of $215 million decreased by $750 million from second quarter 2022 income from operations of $965 million. This decrease in income from operations versus the prior-year period was due to lower polyethylene and PVC resin average selling prices and integrated margins, as well as lower operating rates and sales volumes, particularly for epoxy, which were only partially offset by higher caustic soda average selling prices and lower feedstock and energy costs. As a result, PEM's segment operating margin declined from 31% in the second quarter of 2022 to 10% in the second quarter of 2023 and EBITDA margin decreased from 37% in the second quarter of 2022 to 20% in the second quarter of 2023.

Sequentially, Performance and Essential Materials income from operations decreased by $188 million as compared to the first quarter of 2023. The sequential decrease was largely due to unplanned outages, lower average selling prices for caustic soda and lower global operating rates and sales volumes for PVC resin and epoxy, which were only partially offset by increased sales volume of polyethylene and chlorine.
Housing and Infrastructure Products Segment
For the second quarter of 2023, Housing and Infrastructure Products income from operations of $190 million decreased by $46 million from second quarter 2022 income from operations of $236 million. This decrease in income from operations versus the prior-year period was the result of lower sales volumes, particularly in Infrastructure Products. Despite the 18% volume decline compared to the prior-year period, HIP's segment operating margin of 17% and EBITDA margin of 22% in the second quarter of 2023 were in line with the second quarter of 2022 as lower raw material costs and sales mix shift to repair & remodel offset unabsorbed fixed costs and lower average selling prices.

Sequentially, Housing and Infrastructure Products income from operations increased by $47 million as compared to the first quarter of 2023. This increase in income from operations versus the prior quarter was the result of seasonally higher sales volume, lower raw material costs and the strong value of our branded products.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments (such as product rates), macro demand conditions, our attempts to improve controllable costs, commercialize innovation and address customer sustainability challenges, our belief that our product offerings will allow customers to address homebuyer affordability concerns through substitution of materials, and our ability to deploy free cash flow and to enhance shareholder value are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the COVID-19 pandemic and the response thereto; general economic and business conditions; the cyclical nature of the industry; availability, cost and volatility of raw materials and utilities, including natural gas and natural gas liquids from shale production; the price of crude oil; uncertainties associated with the United States and worldwide economies, including those due to global economic and financial conditions; governmental regulatory actions, including environmental regulation and changes in trade policies; political unrest; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; access to capital markets; technological developments; the effect and results of litigation and settlements of litigation; operating interruptions; the ability to integrate recent acquisitions; the diversion of management time on transaction-related issues; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC in February 2023, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC in May 2023.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA and free cash flow, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), but believe that certain non-GAAP financial measures, such as EBITDA and free cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) EBITDA to net income, income from operations and net cash provided by operating activities and (ii) free cash flow to net cash provided by operating activities can be found in the financial schedules at the end of this press release.
About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer. For more information, visit the company's web site at www.westlake.com.
Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's second quarter 2023 results will be held Thursday, August 3, 2023 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register.vevent.com/register/BI54f3177dd32545529addfd538d503bd8. Once registered, you will receive a phone number and unique PIN number.
A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/qupkib59.

WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In millions of dollars, except per share data and share amounts)
Net sales	$3,251	$4,483	$6,607	$8,539
Cost of sales	2,609	3,038	5,173	5,809
Gross profit	642	1,445	1,434	2,730
Selling, general and administrative expenses	213	220	435	420
Amortization of intangibles	30	43	61	85
Restructuring, transaction and integration-related costs	3	7	6	18
Income from operations	396	1,175	932	2,207
Interest expense	(42)	(44)	(84)	(90)
Other income, net	23	17	45	28
Income before income taxes	377	1,148	893	2,145
Provision for income taxes	70	275	179	508
Net income	307	873	714	1,637
Net income attributable to noncontrolling interests	10	15	23	23
Net income attributable to Westlake Corporation	$297	$858	$691	$1,614
Earnings per common share attributable to Westlake Corporation:
Basic	$2.32	$6.65	$5.39	$12.52
Diluted	$2.31	$6.60	$5.35	$12.43
Weighted average common shares outstanding:
Basic	127,649,341	128,341,132	127,599,093	128,206,988
Diluted	128,484,016	129,341,096	128,471,760	129,134,246
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WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2023	December 31, 2022

	(In millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$2,677	$2,228
Accounts receivable, net	1,855	1,801
Inventories	1,671	1,866
Prepaid expenses and other current assets	93	78
Total current assets	6,296	5,973
Property, plant and equipment, net	8,550	8,525
Other assets, net	6,135	6,052
Total assets	$20,981	$20,550

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,131	$2,298
Long-term debt, net	4,894	4,879
Other liabilities	2,879	2,908
Total liabilities	9,904	10,085
Total Westlake Corporation stockholders' equity	10,544	9,931
Noncontrolling interests	533	534
Total equity	11,077	10,465
Total liabilities and equity	$20,981	$20,550

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2023	2022

	(In millions of dollars)
Cash flows from operating activities
Net income	$714	$1,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	538	521
Deferred income taxes	(51)	81
Net loss on disposition and others	22	52
Other balance sheet changes	(156)	(678)
Net cash provided by operating activities	1,067	1,613
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(1,163)
Additions to investments in unconsolidated subsidiaries	(2)	(156)
Additions to property, plant and equipment	(507)	(493)
Other, net	10	9
Net cash used for investing activities	(499)	(1,803)
Cash flows from financing activities
Distributions to noncontrolling interests	(24)	(24)
Dividends paid	(92)	(77)
Repayment of senior notes	—	(250)
Repurchase of common stock for treasury	(23)	(31)
Other, net	8	5
Net cash used for financing activities	(131)	(377)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	(30)
Net increase (decrease) in cash, cash equivalents and restricted cash	446	(597)
Cash, cash equivalents and restricted cash at beginning of period	2,246	1,941
Cash, cash equivalents and restricted cash at end of period	$2,692	$1,344

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In millions of dollars)
Net external sales
Performance and Essential Materials
Performance Materials	$1,140	$2,060	$2,422	$3,989
Essential Materials	996	1,044	2,063	1,947
Total Performance and Essential Materials	2,136	3,104	4,485	5,936
Housing and Infrastructure Products
Housing Products	918	1,116	1,736	2,088
Infrastructure Products	197	263	386	515
Total Housing and Infrastructure Products	1,115	1,379	2,122	2,603
	$3,251	$4,483	$6,607	$8,539
Income (loss) from operations
Performance and Essential Materials	$215	$965	$618	$1,844
Housing and Infrastructure Products	190	236	333	421
Corporate and other	(9)	(26)	(19)	(58)
	$396	$1,175	$932	$2,207
Depreciation and amortization
Performance and Essential Materials	$217	$192	$427	$376
Housing and Infrastructure Products	51	70	106	141
Corporate and other	3	2	5	4
	$271	$264	$538	$521
Other income, net
Performance and Essential Materials	$3	$5	$5	$13
Housing and Infrastructure Products	3	4	10	6
Corporate and other	17	8	30	9
	$23	$17	$45	$28

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In millions of dollars, except percentages)
Net cash provided by operating activities	$512	$555	$913	$1,067	$1,613
Changes in operating assets and liabilities and other	(121)	(283)	(1)	(404)	105
Deferred income taxes	16	35	(39)	51	(81)
Net income	407	307	873	714	1,637
Less:
Other income, net	22	23	17	45	28
Interest expense	(42)	(42)	(44)	(84)	(90)
Provision for income taxes	(109)	(70)	(275)	(179)	(508)
Income from operations	536	396	1,175	932	2,207
Add:
Depreciation and amortization	267	271	264	538	521
Other income, net	22	23	17	45	28
EBITDA	$825	$690	$1,456	$1,515	$2,756
Net external sales	$3,356	$3,251	$4,483	$6,607	$8,539
Operating Income Margin	16%	12%	26%	14%	26%
EBITDA Margin	25%	21%	32%	23%	32%

RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In millions of dollars)
Net cash provided by operating activities	$512	$555	$913	$1,067	$1,613
Less:
Additions to property, plant and equipment	(267)	(240)	$(230)	(507)	(493)
Free Cash Flow	$245	$315	$683	$560	$1,120

WESTLAKE CORPORATION
RECONCILIATION OF SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In millions of dollars, except percentages)
Performance and Essential Materials Segment
Income from operations	$403	$215	$965	$618	$1,844
Add:
Depreciation and amortization	210	217	192	427	376
Other income, net	2	3	5	5	13
EBITDA	$615	$435	$1,162	$1,050	$2,233
Net external sales	$2,349	$2,136	$3,104	$4,485	$5,936
Operating Income Margin	17%	10%	31%	14%	31%
EBITDA Margin	26%	20%	37%	23%	38%

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$143	$190	$236	$333	$421
Add:
Depreciation and amortization	55	51	70	106	141
Other income, net	7	3	4	10	6
EBITDA	$205	$244	$310	$449	$568
Net external sales	$1,007	$1,115	$1,379	$2,122	$2,603
Operating Income Margin	14%	17%	17%	16%	16%
EBITDA Margin	20%	22%	22%	21%	22%

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WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
NET SALES PERCENTAGE CHANGE DUE TO AVERAGE SALES PRICE AND VOLUME
(Unaudited)

	Second Quarter 2023 vs. Second Quarter 2022		Second Quarter 2023 vs. First Quarter 2023
	Average Sales Price	Volume	Average Sales Price	Volume
Performance and Essential Materials	-21%	-10%	-6%	-4%
Housing and Infrastructure Products	-1%	-18%	-2%	+13%
Company	-15%	-13%	-4%	+1%